UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

BLACKBOARD INC.

(Exact name of registrant as specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50784	52-2081178
(Commission File Number No.)	(IRS Employer Identification No.)

1899 L Street, N.W.
Washington, D.C. 20036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code

(202) 463-4860

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

     On August 30, 2004, the Company entered into a Ninth Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, dated as of November 30, 2001, as amended (the “Amendment”). Pursuant to the Amendment, Silicon Valley Bank has agreed to (i) extend the Agreement from August 30, 2004 to November 30, 2004 and (ii) increase the maximum principal amount of the equipment line of credit under the Agreement from $1,500,000 to $4,000,000. A copy is furnished hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: September 2, 2004	By: /s/ Matthew H. Small Matthew H. Small General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Ninth Amendment, dated as of August 30, 2004, to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of November 30, 2001, as amended.

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